Exhibit n
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         We consent to the inclusion of our report dated January 5, 2007 and to the reference to our firm under the headings “Selected Condensed Consolidated Financial Data” and “Independent Registered Public Accounting Firm” in this registration statement (on Form N-2).
ERNST & YOUNG LLP

New York, New York
October 29, 2007